1 HELEN OF TROY LIMITED AMENDED AND RESTATED ANNUAL INCENTIVE PLAN (as amended through May 13, 2026) Section 1. PURPOSE OF PLAN The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing to the participating employees of the Company and its Subsidiaries and Affiliates bonus incentives with the opportunity to participate in Company performance. It is designed to motivate employees to achieve certain Company objectives while providing competitive total rewards for key positions and retaining talent.. Section 2. DEFINITIONS AND TERMS 2.1. Accounting Terms. Except as otherwise expressly provided or the context otherwise requires, financial and accounting terms are used as defined for purposes of, and shall be determined in accordance with, GAAP. 2.2. Specific Terms. The following words and phrases as used herein shall have the following meanings: “Affiliate” means any entity (a) that is an affiliate within the meaning given to such term in Rule 12b-2 promulgated under the Exchange Act, or (b) that had been a business, division or subsidiary of the Company, the equity of which has been distributed to the Company’s shareholders. The Board shall have the authority to determine the time or times at which “Affiliate” status is determined within the foregoing definition. “Award” means a cash or cash equivalent payment, payment in Shares, or payment opportunity, as a context requires, granted to a Participant to receive a payment based in whole or part on the extent to which one or more Performance Goals are achieved for the Performance Period, subject to the conditions described in the Plan and that the Committee otherwise impose. “Award Agreement” means any written or electronic agreement, contract, or other instrument or document evidencing an Award granted under the Plan, which does not require the signature of the Company or the Participant. “Beneficial Owner”, “Beneficial Ownership” or “Beneficially Owned” has the meaning ascribed to such term as defined in Rule 13d-3 under the Exchange Act. “Board” means the Board of Directors of the Company. “CEO” means the Chief Executive Officer of the Company. Exhibit 10.1

2 “Change in Control” means the occurrence of any of the following events: (a) any Person becomes the Beneficial Owner, directly or indirectly, of more than forty percent (40%) of the combined voting power of the then issued and outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (ii) any acquisition by an entity pursuant to a reorganization, merger, amalgamation or consolidation, unless such reorganization, merger, amalgamation or consolidation constitutes a Change of Control under clause (b) of this definition below); (b) the consummation of a reorganization, merger, amalgamation or consolidation, unless following such reorganization, merger, amalgamation or consolidation sixty percent (60%) or more of the combined voting power of the then issued and outstanding voting securities of the entity resulting from such reorganization, merger, amalgamation or consolidation entitled to vote generally in the election of directors is then Beneficially Owned, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Voting Securities immediately prior to such reorganization, merger, amalgamation or consolidation; (c) the (i) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company or (ii) sale or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries, unless the successor entity existing immediately after such sale or disposition is then Beneficially Owned, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Voting Securities immediately prior to such sale or disposition; or (d) during any period of twenty-four months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (i) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in clauses (a), (b) or (c) of this definition, (ii) a director whose initial assumption of office occurs as a result of either an actual or threatened election contest subject to Rule 14a-11 of Regulation 14A promulgated under the Exchange Act or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (iii) a director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the Outstanding Company Voting Securities) whose election by the Board or nomination for election by the Company’s shareholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.

3 Notwithstanding anything in the Plan to the contrary, if it would otherwise cause any amount constituting “non-qualified deferred compensation” under Section 409A of the Code (“Deferred Compensation”) to fail to meet the requirements of Section 409A of the Code, no transaction shall be treated as a Change in Control under this definition with respect to Deferred Compensation, unless the transaction is also a “change in control event” within the meaning of Treasury Regulation §1.409A-3(j)(5). “Claim” means any claim, liability or obligation of any nature, arising out of or relating to the Plan or an alleged breach of the Plan, an Award or an Award Agreement. “Code” means the Internal Revenue Code of 1986. “Committee” means the Compensation Committee of the Board, or any successor thereto or other committee designated by the Board to assume the obligations of the Committee hereunder, or if no such committee shall be designated or in office, the Board. “Company” means Helen of Troy Limited, a Bermuda company, and any successor whether by merger, amalgamation, ownership or all or substantially all of its assets or otherwise. “Disability” means, unless otherwise provided in an Award Agreement, that the Participant would qualify to receive benefit payments under the long-term disability plan or policy, as it may be amended from time to time, of the Company, the Subsidiary or the Affiliate to which the Participant provides services to the Company or any of its Affiliates or Subsidiaries as an employee regardless of whether the Participant is covered by such policy. If the Company or the Affiliate to which the Participant provides services to the Company or any of its Affiliates or Subsidiaries as an employee does not have a long-term disability policy, “Disability” means that a Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determined physical or mental impairment for a period of not less than ninety (90) consecutive days or one-hundred eighty (180) non-consecutive days in any twelve month period. A Participant shall not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Committee in its sole discretion. Notwithstanding the foregoing with respect to an Award that is subject to Section 409A of the Code where the payment or settlement of the Award is made upon or by reference to the date of the Participant’s Disability, solely for purposes of determining the timing of payment, no such event will constitute a Disability for purposes of the Plan, an Award or any Award Agreement unless such event also constitutes a “disability” as defined under Section 409A of the Code. “Effective Date” has the meaning ascribed to such term in Section 6. “Eligible Employee” means an employee (including any officer) of the Company, its Subsidiaries and Affiliates, who are from time to time responsible for, or contribute to, the management, growth and protection of the business of the Company and its Subsidiaries or Affiliates. “Exchange Act” means the Securities Exchange Act of 1934.

4 “Fair Market Value” means, as of any date that requires the determination of the Fair Market Value of Shares under the Plan, the value of a Share on such date of determination, calculated as follows: (a) If the Shares are then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on such date on such Nasdaq market system or principal stock exchange on which the Share is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Share on such Nasdaq market system or such exchange on the immediately preceding day on which a closing sale price is reported; (b) If the Shares are not then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Share in the over-the-counter market on such date; or (c) If neither clause (a) nor (b) is applicable as of such date, then the Fair Market Value shall be determined by the Board in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties. “GAAP” means generally accepted accounting principles used and applied in the United States of America. “Named Executive Officer” means an eligible Participant who is, or is expected to be, a “Named Executive Officer” within the meaning of Item 402 of Regulation S-K promulgated under the Exchange Act for the applicable Year for which an Award is granted or earned hereunder, in each case, as determined by the Board or the Committee. “Participant” means an Eligible Employee selected to participate in the Plan pursuant to Section 4.2. “Performance Goals” means any performance conditions in the form of performance goals that shall be based upon one or more (or any combination) criteria as the Committee shall determine from time to time, which may be Company-wide, on an individual basis (including any individual performance goals and objectives), a consolidated basis or otherwise, including the following: (a) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (b) net income; (c) operating income; (d) earnings from continuing operations; (e) earnings per Share (whether basic or fully diluted); (f) book value per Share; (g) expense management; (h) return on investment before or after the cost of capital; (i) improvements in capital structure; (j) growth measures (including sales, net income, cash flow or earnings per share); (k) maintenance or improvement of profit margins; (l) stock price; (m) market share; (n) revenues or sales; (o) costs; (p) cash flow; (q) cash flow productivity; (r) free cash flow; (s) working capital; (t) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); (u) return measures (including return on assets, capital, invested capital, equity, sales or revenue); (v) debt reduction; (w) reductions in the Company’s overhead ratio; (x) expenses to sales ratio; (y) total shareholder return; (z) environmental objectives, including, reducing carbon footprint through

5 energy efficiency measures, conserving water resources, minimizing waste generation and responsible waste management, sourcing sustainable materials, and investing in renewable energy sources; (aa) social objectives, including promoting workforce inclusion, ensuring fair labor practices and employee wellbeing, engaging with local communities on social issues supporting education and skills development initiatives, addressing human rights concerns within the supply chain; and (bb) governance objectives, including implementing strong corporate ethics and compliance programs, transparent financial reporting and disclosure of sustainability data board diversity and independent oversight, stakeholder engagement and communication on sustainability strategies, regularly reviewing and updating sustainability policies and practices. The foregoing criteria may relate to the Company, one or more of its Affiliates, Subsidiaries or one or more of its divisions, geography, business units, segments, products, product lines, partnerships, joint ventures, minority investments (except with respect to total shareholder return and earnings per share criteria), or any combination thereof, or may be determined or applied on an absolute or relative basis, a consolidated basis, an adjusted basis, or as compared to the performance of a published or special index, including the Standard & Poor’s 500 Stock Index, the Nasdaq Market index, the Russell 2000 index or a group of comparable companies, or any combination thereof. Performance Goals need not, however, be based upon any increase or positive result under a business criterion and could include, for example, maintaining the status quo or limiting economic losses. “Performance Period” means the Year or Years (or any portion thereof) with respect to which the Performance Goals are set by the Committee. “Person” has the meaning ascribed to such term as used for purposes of Section 13(d)(3) or 14(d)(2) of the Exchange Act. “Plan” means the Helen of Troy Limited Amended and Restated Annual Incentive Plan as amended, restated and otherwise modified from time to time, and any successor or replacement plan adopted by the Board or the Committee. “Shares” means common shares, par value $0.10 per share, of the Company. “Stock Plan” means the Helen of Troy Limited 2025 Stock Incentive Plan, and any successor or replacement stock incentive plan or arrangement in which executive officers and employees of the Company and its Affiliates are eligible to participate, as amended, restated or modified from time. “Subsidiary” means any corporation, partnership, limited liability company or other entity as to which more than fifty percent (50%) of the beneficial ownership shall now or hereafter be owned or controlled, directly by a person, any Subsidiary of such person, or any Subsidiary of such Subsidiary. “Year” means any one or more fiscal years of the Company commencing on March 1 of each year that represent(s), relates to or is based on an applicable Performance Period. Section 3. ADMINISTRATION OF THE PLAN 3.1. The Committee. The Plan shall be administered by the Committee.

6 3.2 .Administration; Scope of Authority. Subject to the provisions of the Plan, the Committee is authorized to interpret the Plan and Award Agreements or other document relating to any Award under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to make any other determinations that it deems necessary or desirable for the administration of the Plan, to exercise all other duties and powers conferred on it by the Plan, or which are incidental or ancillary thereto, and to take the following actions, in each case subject to and consistent with the provisions of the Plan: (a) to select Participants to whom Awards may be granted; (b) to determine (i) the Awards to be granted, (ii) any Performance Goals, individual performance goals and objectives, and any Performance Period for an Award, (iii) other terms and conditions of any Award granted under the Plan (including any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions (including Performance Goals) relating to an Award), based in each case on such considerations as the Committee shall determine, and (iv) all other matters to be determined in connection with an Award; (c) to determine whether and to what extent, with respect to a Performance Period, the applicable Performance Goals have been met with respect to a given Participant and, if they have, to ascertain the amount of the applicable Award; (d) to determine whether, to what extent, and under what circumstances an Award may be may be paid, in cash, Shares or other property; (e) to take any action consistent with the terms of the Plan, including the terms of Section 5.10, either before or after an Award has been granted, as the Committee deems necessary or advisable to comply with or facilitate compliance with any applicable laws and any other government laws or regulatory requirements of a non-U.S. jurisdiction, or taking advantage of tax- favorable treatment for Awards granted to Participants outside the U.S., modifying or amending the terms and conditions governing any Awards, establishing any local country plans as sub-plans to the Plan, adopting any addenda to Award Agreements, conforming with or taking advantage of governmental requirements, statutes or regulations or adopting the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements; (f) to prescribe the form of each Award Agreement, which need not be identical for each Participant; (g) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder, in each case, in the manner and to the extent the Committee deems necessary or desirable;

7 (h) to make all other decisions, determinations and certifications and take any other actions as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan; and (i) amend or modify the terms of an Award consistent with the terms and conditions of the Plan, including Section 7. 3.3 Delegation. Notwithstanding the foregoing, in addition to the terms of Section 5.10 and subject to the provisions of the Plan, to the extent permitted by applicable law and without limiting any delegation of authority otherwise under the Plan, the Board or the Committee, from time to time, may delegate to a committee or one or more members of the Board or to one or more officers of the Company (other than officers of the Company (or directors) to whom authority to grant or amend Awards has been delegated hereunder) such duties under the Plan as it may deem advisable, including (a) the authority to grant Awards to Participants who are not Named Executive Officers, (b) to designate Eligible Employees who are not Named Executive Officers as Participants, (c) to add and delete employees who are not Named Executive Officers from the list of designated Participants, (d) to recommend Eligible Employees to the Committee for designation as Participants; provided that the Committee shall review and approve Named Executive Officers as Participants, (e) to establish the terms and conditions of Awards, including Performance Goals, that will be based for Participants who are not Named Executive Officers, (f) to review and approve, modify or disapprove, or otherwise adjust or determine the amount, if any, to be paid to Participants who are not Named Executive Officers for the applicable Year based on such Participants’ Performance Goals. In addition to the forgoing, to the extent the Committee has delegated power and authority to the CEO, the CEO may further delegate his authority to other officers of the Company, except that the CEO may not delegate his authority to recommend Named Executive Officers to the Committee for designation as Participants. Any delegation hereunder shall be subject to the restrictions and limitations that the Board (or, as applicable, the Committee) specifies at the time of such delegation, and the Board (or, as applicable, the Committee) may rescind at any time the authority so delegated and/or appoint a new delegate and may review and change any decision made by the any delegate or designee. At all times, the delegate appointed under this Section 3.3 shall serve in such capacity at the pleasure of the Board (or, as applicable, the Committee). References to the Committee herein shall include references to the permitted delegates under the Plan and his or her designees to the extent that the Committee has delegated power and authority under the Plan to such delegates and to the extent that the CEO has further delegated power and authority under the Plan to other officers of the Company. 3.4 Committee’s Sole Authority. Notwithstanding the terms of Section 3.3 or anything in the Plan to the contrary, the Board (or the Committee, as applicable) has retained the sole and exclusive authority to (a) in the case of Named Executive Officers, (i) to establish the terms and conditions of Awards including Performance Goals and individual performance goals and objectives, and (ii) to review and approve, modify or disapprove, or otherwise adjust or determine the amount, if any, to be paid to Named Executive Officers for the applicable Year based on such Participants’ Performance Goals and any individual performance goals and objectives, (b) with respect to any Award payable under the Plan in Shares, to approve such Award and the payment of the Shares for officers who are subject to Section 16 of the Exchange Act and (c) to amend, modify, suspend, terminate or reinstate the Plan.

8 3.5 Engagement of Professionals. The Committee is authorized, on behalf of the Plan, to engage accountants, legal counsel and such other personnel as it deems necessary or advisable to assist it in the performance of its duties under the Plan. 3.6 Company Records. The Committee will utilize the records of the Company with respect to a Participant’s service with the Company, employment history, salary, absences, illnesses and all other relevant matters and such records will be conclusive for all purposes under the Plan. 3.7. Requisite Action. A majority (but not fewer than two) of the members of the Committee shall constitute a quorum. The vote of a majority of those present at a meeting at which a quorum is present or the unanimous written consent of the Committee shall constitute action by the Committee. 3.8. Express Authority (and Limitations on Authority) to Change Terms and Conditions of Award. Without limiting the Committee’s authority under other provisions of the Plan, but subject to any express limitations of the Plan and Section 5.8, the Committee shall have the authority to accelerate an Award and to waive restrictive conditions for an Award (including any forfeiture conditions, but not Performance Goal(s)), in such circumstances as the Committee deems appropriate. In the case of any acceleration of an Award, the amount payable may be discounted, in the Committee’s discretion, to its present value using an interest rate equal to the published prime rate charged by Bank of America, N.A. or any successor thereof (such rate to be determined as of the last business day of the month preceding the month in which such acceleration occurs). Section 4. AWARD PROVISIONS 4.1. Provision for Award. Each Participant may receive payment for an Award if and only if the Performance Goal(s) and any individual performance goals and objectives established by the Committee, relative to the applicable Performance Goals, are attained. The applicable Performance Period and Performance Goal(s) and any individual performance goals and objectives shall be determined by the Committee consistent with the terms of the Plan. 4.2. Selection of Participants. Subject to Section 3.3 and the other terms of the Plan, for each Performance Period, the Committee shall determine the Eligible Employees who will participate in the Plan. 4.3. Effect of Mid-Performance Period Commencement of Service. If services as an Eligible Employee (including due to new hire or promotion) commence or Eligible Employee who otherwise becomes eligible after the beginning of a Performance Period, the Committee may grant an Award that is proportionately adjusted or prorated based on the period of actual service or length as an Eligible Employee during the Performance Period or Year, as applicable. 4.4. Termination of Employment During Performance Period. Unless otherwise determined by the Committee or required by applicable law or pursuant to any written agreement between the Company and the Eligible Employee:

9 (a) no Award shall be payable to an Eligible Employee if the Eligible Employee is not employed by the Company or any Subsidiary of the Company on the last day of the Performance Period for which the Award is otherwise payable, unless the Eligible Employee’s employment with the Company and its Subsidiaries terminates during the Performance Period by reason of the Eligible Employee’s death or Disability or following a Change in Control; and (b) in the event of the Eligible Employee’s death or Disability during the Performance Period, or in the event of the termination of the Eligible Employee’s employment for any reason following a Change in Control that occurs during the Performance Period, the Eligible Employee (or the Eligible Employee’s legal representative or beneficiary) shall receive an Award equal to the product of (i) the Award the Eligible Employee would have received for the entire Performance Period, multiplied by (ii) a fraction, the numerator of which is the number of days during the Performance Period in which the Eligible Employee was an employee of the Company or its Subsidiaries, and the denominator of which is the number of days in the Performance Period. 4.5. Accounting Changes. Subject to Section 5.8, if, after the Performance Goal(s) are established for a Performance Period, a change occurs in the applicable accounting principles or practices, the amount of the Awards paid under the Plan for such Performance Period shall be determined without regard to such change. 4.6. Committee Discretion to Determine Awards. Subject to the terms of the Plan, the Committee has the sole discretion to determine the standard or formula pursuant to which each such Participant’s Award shall be calculated, subject in all cases to the terms, conditions and limits of the Plan and of any other written commitment authorized by the Committee. The Committee may at any time establish additional conditions and terms of payment of Awards (including the achievement of other financial, strategic or individual performance or objectives, which may be objective or subjective) as it may deem desirable in carrying out the purposes of the Plan and may take into account such other factors as it deems appropriate in administering any aspect of the Plan. As determined by the Committee, in its sole discretion, the Performance Goals may be calculated without regard to extraordinary items or accounting changes and (without limiting the adjustments to any of the following) the Committee may specify the manner of adjustment of any Performance Goal to the extent necessary to prevent dilution or enlargement of any Award as a result of extraordinary events or other circumstances or to exclude the effects of (a) extraordinary, unusual, or non-recurring items, (b) changes in applicable laws, regulations or accounting principles, (c) items relating to foreign exchange or currency transactions and/or fluctuations, including currency fluctuations, (d) discontinued operations, (e) non-cash items, such as amortization, depreciation, reserves, or asset impairments, (f) any recapitalization, restructuring, reorganization, amalgamation, merger, acquisition, divestiture, consolidation, spin-off, split-up, subdivision, combination, liquidation, dissolution, sale of assets, joint venture, partnering or other similar corporate transaction, including expenses incurred in connection therewith, (g) litigation, arbitration and settlement charges, and (h) items attributable to expenses incurred in connection with a reduction in force or early retirement initiative. The Committee may make such adjustments to the determination of attainment of one or more of the Performance Goal as the Committee in its sole discretion deems appropriate. The Committee may adjust (up or down) each Participant’s potential award amount under any Award, based upon individual

10 performance goals and objectives, strategic performance and/or any other factors, in the Committee’s sole discretion 4.7. Time of Payment. Any Awards granted by the Committee under the Plan shall be paid as soon as practicable following the Committee’s determinations under this Section 4 provided, however, any such payment shall be made following the end of the Company’s taxable year that coincides with or includes the end of the Performance Period and shall be made no later than the 15th day of the third month following the end of such taxable year of the Company. If and to the extent permitted by the Committee, and in accordance with such rules as the Committee may from time to time adopt, including compliance with Section 409A of the Code, Participants may, prior to the beginning of any Performance Period, elect to defer the payout of all or any portion of an Award relating to such Performance Period. 4.80. Form of Payment. Any Award shall be paid at the time and in the manner set forth in the Plan, including in accordance with Section 4.7 hereof and shall be in cash, cash equivalents or Shares, as determined by the Committee, subject to applicable withholding requirements. If and to the extent any payment of an Award under the Plan is made in Shares, such payment shall be made as follows: (a) Issuance and Vesting. All Shares issued in respect of any Award hereunder shall be issued pursuant to the terms and conditions of the Stock Plan and shall reduce the number of Shares available for issuance thereunder. The date of grant of such Shares shall be the date the Committee determines the Award pursuant to Section 4.8. The number of Shares issued in respect of any Award shall be equal to the amount of the Award, divided by the Fair Market Value of a Share on the date the Committee determines the Award (rounded up to the next whole Share). No fractional Shares shall be issued in payment of any Award payment under the Plan except to the extent expressly permitted by the Stock Plan. Subject to the terms and conditions of the Plan and the Stock Plan, any Shares may be subject to such terms, including vesting, as determined by the Committee. (b) Effect of Insufficient Shares. Notwithstanding anything herein to the contrary, in the event that there are insufficient Shares available for issuance pursuant to the Stock Plan to satisfy amounts owing in respect of the Award, the amount of the Award which is not able to be satisfied in Shares shall be paid in the form of cash or cash equivalents. (c) Compliance with Securities Law and Regulations. The issuance or delivery of Shares pursuant to the Stock Plan or the Plan shall be subject to, and shall comply with, any applicable requirements of federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, the Exchange Act, and the rules and regulations promulgated thereunder), any securities exchange upon which the Shares may be listed and any other law or regulation applicable thereto. The Company shall not be obligated to issue or deliver any Shares pursuant to the Stock Plan or the Plan if such issuance or delivery would, in the opinion of the Committee, violate any such requirements. The foregoing shall not, however, be deemed to require the Company to issue Shares in respect of amounts to be paid on account of the Award if a necessary listing or quotation of the Shares on a stock exchange or inter-dealer

11 quotation system or any registration under state or federal securities laws required under the circumstances has not been accomplished. 4.11. Applicable Policies. Notwithstanding any other provision of the Plan, an Award Agreement or any other agreement between a Participant, on the one hand, and the Company or its Affiliates, on the other hand, to the contrary, acceptance by any Participant of any Award granted pursuant to the Plan constitutes such Participant’s acknowledgement and agreement that (a) all Awards made pursuant to the Plan (including any Shares issued under the Stock Plan, and/or any amount received with respect to any sale of any such Shares) shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with (i) Section 304 of the Sarbanes Oxley Act of 2002, (ii) Rule 10D-1 of the Exchange Act and any rules and/or regulations issued pursuant to the Dodd-Frank Act of 2010, and (iii) any clawback policy in effect, adopted or implemented by the Company from time to time with respect to or pursuant to Sarbanes Oxley Act of 2002, the Exchange Act, Dodd-Frank Act of 2010, any rules and/or regulations issued pursuant to or promulgated thereunder and any rules, standards or regulations of any stock exchange or market or quotation system on which the Shares are traded or applicable to the Company (as such policy may be amended from time to time, the “Clawback Policy”) and (b) all Shares made pursuant to the Stock Plan relating to an Award shall be subject to the Insider Trading Policy of the Company. Acceptance by any Participant of any Award granted pursuant to the Plan constitutes such Participant’s acknowledgement and agreement that to the Company’s and its Affiliates application, implementation and enforcement of (A) the Clawback Policy or any similar policy established by the Company or its Affiliates that may apply to such Participant and (B) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company and its Affiliates may take such actions as are necessary to effectuate the Clawback Policy, any similar policy (as applicable to such Participant) or applicable law without further consent or action being required by such Participant. Section 5. GENERAL PROVISIONS 5.1. No Right to Award or Continued Employment. Neither the existence, the establishment of or the provisions of the Plan, nor the granting of any Award opportunity under the Plan, nor the provision for or payment of any amounts hereunder nor any action of the Company (including, for purposes of this Section 5.1, any predecessor or Subsidiary), the Board or the Committee in respect of the Plan, shall impose any obligation on the Company, a Subsidiary or any Affiliate or be held or construed to confer upon any person any legal right to receive, or any interest in, an Award or any other benefit under the Plan, or any legal right to establish or continue the employment or service of an Eligible Employee or a Participant or lessen or affect the Company’s, Subsidiary’s or Affiliate’s right to terminate the employment or service of such Eligible Employee or Participant. The Company expressly reserves any and all rights to discharge an Eligible Employee or a Participant in its sole discretion, without liability of any person, entity or governing body under the Plan or otherwise, except to the extent otherwise expressly provided in any written employment or similar agreement between the Company and the Eligible Employee or Participant. 5.2. Discretion of the Company, the Board and Committee. Any decision made or action taken by the Company or by the Board or by the Committee arising out of or in connection with the creation, amendment, construction, administration, interpretation and effect of the Plan, including documents

12 presented to the Board or the Committee, shall be within the absolute discretion of such entity or governing body, as the case may be, and shall be final, conclusive and binding upon all persons and parties concerned (including Participants and their beneficiaries or successors). Determinations made by the Company or by the Board or by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. 5.3. Absence of Liability. Each member of the Board, including the members of the Committee, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants, auditor, legal counsel, consultants, agents or other professional retained by the Company, the Board or the Committee to assist in the administration of the Plan. No member of the Board, including the members of the Committee, nor any officer or employee of the Company (including any delegate) acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith and in absence of fraud and dishonesty with respect to the Plan, and all members of the Board, including the members of the Committee, and any officer or employee of the Company (including any delegate) acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation. Except to the extent required by any unwaivable requirement under applicable law, no member of the Board or the Committee (and no Subsidiary of the Company) shall have any duties or liabilities, including any fiduciary duties, to any Participant (or any Person claiming by and through any Participant) as a result of the Plan, any Award Agreement or any Claim arising hereunder and, to the fullest extent permitted under applicable law, each Participant (as consideration for receiving and accepting an Award Agreement) irrevocably waives and releases any right or opportunity such Participant might have to assert (or participate or cooperate in) any Claim against any member of the Board or the Committee and any Subsidiary or Affiliate of the Company arising out of the Plan. 5.4. No Funding of Plan. The Company shall not be required to fund or otherwise segregate any cash or any other assets which may at any time be paid to Participants under the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to the Plan, nothing contained in the Plan shall give any such Participant any rights that are greater than those of a general creditor of the Company and the Company shall not, by any provisions of the Plan, be deemed to be a trustee of any property. Any obligations of the Company to any Participant under the Plan shall be those of a debtor and any rights of any Participant or former Participant shall be limited to those of a general unsecured creditor. Notwithstanding the foregoing provisions of this Section 5.4, the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other benefits, or other property pursuant to the Plan, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. 5.5. Non-Transferability of Benefits and Interests. Except as expressly provided by the Committee or required under applicable law, no right or interest of any Eligible Employee or Participant under the Plan and no benefit payable under the Plan and no amount or benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or

13 charge, and any such attempted action shall be void and no such right, interest, amount or benefit shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Participant or former Participant. This Section 5.5 shall not apply to an assignment of a contingency or payment due after the death of the Participant \ to the deceased Participant ’s legal representative or beneficiary by will or the laws of decent and distribution. 5.6. Choice of Law. The Plan and all Award Agreements and all provisions hereunder (including all matters related to its validity, enforceability, construction, interpretation and performance and any disputes or controversies arising therefrom and any disputes or controversies arising therefrom), shall be governed by, administered under, and construed and enforced in accordance with the laws of the State of Texas, without giving effect to principles of conflict of law. A Participant’s sole remedy for any Claim shall be against the Company, and no Participant shall have any claim or right of any nature against any Subsidiary or Affiliate of the Company or any shareholder or existing or former director, officer or employee of the Company or any Subsidiary or Affiliate of the Company. The individuals and entities described in the immediately prior sentence of this Section 5.6 (other than the Company) shall be third- party beneficiaries of the Plan for purposes of enforcing the terms of this Section 5.6. 5.7. Severability. If any provision of the Plan or any Award Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable law or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect. 5.8. Non-Exclusivity. The Plan does not limit the authority of the Company, the Board or the Committee, or any Subsidiary of the Company, to grant awards or authorize any other compensation under any other plan or authority, including awards or other compensation based on the same or similar Performance Goal(s) used under the Plan or the granting of awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases. In addition, Eligible Employees not selected to participate in the Plan may participate in other plans of the Company. 5.9. Adopting Employer. Helen of Troy Nevada Corporation, a Nevada corporation, is an adopting employer to the Plan. The Plan may be adopted by any Subsidiary if the Committee or its delegate approves such adoption. Upon such adoption, the provisions of the Plan shall be fully applicable to the Participants of that Subsidiary. At any time that a Subsidiary ceases to qualify as a Subsidiary, it shall no longer be eligible to participate hereunder and any Participants in its employ shall no longer be eligible to receive benefits under the Plan. 5.10. Non-U.S. Participants. Notwithstanding any provision of the Plan to the contrary, to comply with the laws in countries outside the United States in which the Company and its Subsidiaries and Affiliates operate or in which Participants work or reside, the Committee in its sole discretion, shall have the power and authority to take any action consistent with the terms of the Plan, either before or after Awards have been granted pursuant to the Plan, to comply with applicable law, including (a) modifying or amending the terms and conditions governing the provision of any Award granted to Participants outside the United

14 States, (b) establishing any local country plans as sub-plans to the Plan and other terms and procedures and rules, to the extent such actions may be necessary or advisable, including adoption of rules, procedures or local country or sub-plans applicable to particular Subsidiaries, Affiliates or Participants in particular locations. Without limiting the generality of the foregoing, the Committee (i) may adopt rules, procedures or local country or sub-plans relating to the operation and administration of the Plan in non-United States jurisdictions to accommodate the specific requirements of local laws and procedures and (ii) is specifically authorized to adopt rules, procedures and local country and sub-plans, including provisions that limit or modify rights on eligibility to receive any amount or benefit under the Plan or on death, disability, retirement or other termination of employment, regarding handling of payroll deductions, payment of income, social insurance contributions and payroll taxes, the shifting of employer tax or social insurance contribution liability to the Participant and payment of interest, conversion of local currency and withholding procedures which vary with local requirements. The Compensation Committee may delegate to another committee or person, as it may appoint, the authority to take any action consistent with the terms of the Plan, either before or after Awards have been granted pursuant to the Plan, which such other committee or person deems necessary or advisable to comply with applicable law or take other actions contemplated by this Section 5.10. 5.11. Notices. All notices or other communications by a Participant to the Committee, the Board or the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof. At the discretion of the Committee or any delegate, notwithstanding anything to the contrary contained in the Plan, notices and communications under or in connection with the Plan to any Participant may be delivered or made electronically at the e-mail address in the records of the Company or posted to a Company designated website. 5.12. Section 409A and 457A of the Code; Tax Favorable Treatment. (a) Notwithstanding any other provision of the Plan or an Award Agreement to the contrary, to the extent that the Committee determines that any Award granted to a U.S. taxpayer under the Plan is subject to Section 409A or 457A of the Code, it is the intent of the parties to the applicable Award Agreement that such Award Agreement incorporate the terms and conditions necessary to avoid adverse tax consequences under Section 409A or Section 457A, as applicable, of the Code and that such Award Agreement and the terms of the Plan as applicable to such Award be interpreted and construed in compliance with Section 409A and 457A of the Code and the Treasury regulations and other interpretive guidance issued thereunder. (b) Notwithstanding any provision of the Plan to the contrary, in the event that following the date an Award is granted the Committee determines that the Award may be subject to Section 409A or 457A of the Code and related U.S. Department of Treasury guidance (including such guidance as may be issued after the Effective Date), the Committee may, but shall not be required to, adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, including amendments or actions that would result in a reduction to the benefits payable under an Award, in each case, without the consent of the Participant, that the Committee determines are necessary or appropriate to (i) exempt the Award from Section 409A or 457A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A of the Code and related U.S.

15 Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section or mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Section 409A or 457A of the Code if compliance is not practical. Notwithstanding the foregoing, the Company shall not be required to assume any increased economic burden in connection therewith. (c) Although the Company may endeavor to (i) qualify an Award for favorable or specific tax treatment under the laws of the U.S. or jurisdictions outside of the U.S. or (ii) avoid adverse tax treatment (e.g., under Section 409A or 457A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in the Plan, including this Section 5.11. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan. Nothing in the Plan or in an Award Agreement shall provide a basis for any person to take any action against the Company or any Affiliate or Subsidiary based on matters covered by Section 409A or 457A of the Code, including the tax treatment of any Awards, and neither the Company nor any Affiliate or Subsidiary will have any liability under any circumstances to the Participant or any other party if the Award that is intended to be exempt from, or compliant with, Section 409A of the Code or exempt from Section 457A of the Code, is not so exempt or compliant or for any action taken by the Committee with respect thereto. 5.12 Conflict. To the extent of any conflict between the terms and conditions of any written agreement between the Company or any Subsidiary and the Eligible Employee and the Plan regarding the payment of the Award upon termination of employment with the Company, including any termination of employment, whether by or following a Change in Control or upon Disability or any analogous term, the application of Section 5.11 or otherwise, the terms and conditions of the written agreement shall be deemed to control. 5.13 Construction. Unless the context of the Plan otherwise requires (a) words using the singular or plural number also include the plural or singular number, respectively; (b) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to the entire Plan; (c) the term “Section” refer to the specified Section of the Plan; (d) the word “including” shall mean “including, without limitation” and (e) the word “or” shall be disjunctive but not exclusive. Words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular. The headings in the Plan are for convenience of reference. Headings are not a part of the Plan and shall not be considered in the construction hereof. Any reference in the Plan to a provision of law, rule or regulation which is later revised, modified, finalized or redesignated, shall automatically be considered a reference to such revised, modified, finalized or redesignated provision of law, rule or regulation or any successor law, rule or regulation. Section 6. EFFECTIVE DATE, AMENDMENTS, SUSPENSION OR TERMINATION OF PLAN 6.1 Effective Date. The Plan shall be effective as of March 1, 2026 the (“Effective Date”). 6.2 Amendment. The Board or the Committee may from time to time amend, suspend or terminate in whole or in part, , retroactively or otherwise without advance notice to any Participant, and if suspended or terminated, may reinstate, any or all of the provisions of the Plan; provided that no amendment

16 shall be made which, without the approval of the shareholders of the Company to the extent shareholder approval is required under applicable law. Except as expressly provided under the Plan, any amendment, modification, termination or discontinuance of the Plan shall not affect Awards previously granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, modified, terminated or discontinued, unless such amendment, modification, termination or discontinuance (a) is required by applicable law, (b) is required or desirable to facilitate compliance with applicable law as determined in the sole discretion of the Board or the Committee, (c) would not impair, in any material respect, any of the rights or obligations under any Award theretofore granted to such Participant under the Plan, or (d) is mutually agreed upon by the Participant and the Company, which agreement shall be in writing and signed by the Participant and the Company. In the event of any amendment or modification to the Plan, the holder of any Award outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto. No additional Awards may be payable after termination of the Plan. Section 7. AMENDMENT AND RESTATEMENT The Plan amends, restates, supersedes and replaces the Amended and Restated Helen of Troy Limited 2011 Annual Incentive Plan (the “Prior Plan”) effective as of the Effective Date, in its entirety. To the extent permitted by applicable law, each reference to the Prior Plan in individual award letters and agreements issued prior to the date hereof during the fiscal year ended February 28, 2027 pursuant to the Prior Plan and all employment agreements and severance agreements, plans and policies is hereby replaced with reference to the Plan. If an Eligible Employee makes a claim for benefits under the Prior Plan or other annual incentive plan, any award under the Plan for the same Performance Period shall, at the sole discretion of the Committee (or any delegate) be immediately forfeited.